Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 23, 2023 (except for Note 23 and the effects thereof, and Note 24, which are as of March 30, 2023), with respect to the consolidated financial statements of Nogin, Inc., contained in the Prospectus Supplement dated March 31, 2023, which is a part of this Registration Statement on Form S-1 (No. 333-267449) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus.

/s/ GRANT THORNTON LLP

Newport Beach, California

March 31, 2023